Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors and officers of IO Biotech, Inc. (the Company), hereby severally constitute and appoint Mai-Britt Zocca and Amy Sullivan, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Mai-Britt Zocca	President and Chief Executive Officer	August 30, 2023
Mai-Britt Zocca, Ph.D.	(Principal Executive Officer)

/s/ Amy Sullivan	Chief Financial Officer	August 30, 2023
Amy Sullivan	(Principal Financial Officer)

/s/ Brian Burkavage	Chief Accounting Officer	August 30, 2023
Brian Burkavage	(Principal Accounting Officer)

/s/ Peter Hirth	Chairman of the Board	August 30, 2023
Peter Hirth, Ph.D.

/s/ Kathleen Sereda Glaub	Director	August 30, 2023
Kathleen Sereda Glaub, M.B.A.

/s/ Christian Elling	Director	August 30, 2023
Christian Elling, Ph.D.

/s/ Heidi Hunter	Director	August 30, 2023
Heidi Hunter, M.B.A.

/s/ Jack B. Nielsen	Director	August 30, 2023
Jack B. Nielsen, M. Sc.

/s/ David V. Smith	Director	August 30, 2023
David V. Smith, M.B.A.